Exhibit 10(b)

                              CERTIFICATE REGARDING
                              ADOPTION OF AMENDMENT
                             TO PEOPLES BANCORP INC.
                               2006 EQUITY PLAN BY
                               BOARD OF DIRECTORS
                             OF PEOPLES BANCORP INC.
                                 ON JUNE 8, 2006
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         The undersigned hereby certifies that she is the duly elected, qualified and acting Corporate Secretary of Peoples Bancorp Inc., an Ohio corporation (the "Company"); that at a meeting duly called and held on June 8, 2006, at which meeting a quorum was present and acting throughout, the Board of Directors of the Company duly adopted the following resolution relating to the amendment of Section 12.1 of the Peoples Bancorp Inc. 2006 Equity Plan (the "Plan"); and that said resolution has not been modified, amended or rescinded and is, as of the date hereof, in full force and effect:

         RESOLVED, that Section 12.1 of the Plan be, and it hereby is, amended, by deleting the same in its entirety and substituting therefor the following:

         12.1 ADJUSTMENTS UPON CHANGES IN STOCK. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this
         Section 12.1 shall be conclusive and binding for all purposes under the Plan.

         IN WITNESS WHEREOF, the undersigned Corporate Secretary of Peoples Bancorp Inc., acting for and on behalf of the Company, has hereunto set her hand this 2nd day of August, 2006.



                                 By:  /s/ RHONDA L. MEARS
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                                          Rhonda L. Mears, Corporate Secretary